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                         MANAGEMENT EMPLOYMENT AGREEMENT


The following agreement is hereby entered into between, Joel Morganroth, M.D. (hereinafter known as Employee) and Premier Research Worldwide (together with its affiliated corporations hereinafter known as the "Company") and having its principal offices at 30 S. 17th Street, Philadelphia, PA 19103.

1.         DUTIES AND RESPONSIBILITIES

           Employee agrees to hold the position of Chief Executive Officer and Chairman of the Board shall be directly responsible to the Board of Directors.

2.         BEST EFFORTS

           Employee agrees to devote best his efforts to his employment with the Company.

3.         ETHICAL CONDUCT

           Employee will conduct himself in a professional and ethical manner at all times and will comply with all company policies as well as all State and Federal regulations and laws as they may apply to the services, products, and business of the Company.

4.         TERM OF THE AGREEMENT

           This agreement will be for a period of one year, commencing September 7, 1999 and will continue from year to year unless terminated.

5.         Compensation

           a) Salary shall be $204,000/year payable in equal installments as per the company's payroll policy.

           b) Benefits shall be the standard benefits of the Company as they shall exist from time to time with the exception of vacation which is four weeks/year.

6.         NON-DISCLOSURE

           Employee acknowledges that employment with the Company requires him to have access to confidential information and material belonging to the Company, including customer lists, contracts, proposals, operating procedures, and trade secrets. Upon termination of employment for any reason, Employee agrees to return to the Company any such confidential information and material in his possession with no copies thereof retained. Employee further agrees, whether during employment with the Company or any time after the termination thereof (regardless of the reason for such termination), he will not

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           disclose nor use in any manner, any confidential or proprietary material relating to the business, operations, or prospects of the Company except as authorized in writing by the Company.

7.         BUSINESS INTERFERENCE

           During employment with the Company and for a period of one year thereafter (regardless of the reason for termination) employee agrees he will not, directly or indirectly, in any way for his own account, as employee, stockholder, partner, or otherwise, or for the account of any other person, corporation, or entity inappropriately or unethically solicit clients, Premier Research Worldwide employees or independent contractors that would interfere with the business of the Company.

8.         INVENTIONS

           Employee agrees to promptly disclose to the Company each discovery, improvement, or invention conceived, made, or reduced to practice (whether during working hours or otherwise) during the term of employment. Employee agrees to grant to the Company the entire interest in all of such discoveries, improvements, and inventions and to sign all patent/copyright applications or other documents needed to implement the provisions of this paragraph without additional consideration. Employee further agrees that all works of authorship subject to statutory copyright protection developed jointly or solely, while employed shall be considered a work made for hire and any copyright thereon shall belong to the Company. Any invention, discovery, or improvement conceived, made, or disclosed, during the one year period following the termination of employment with the Company shall be deemed to have been made, conceived, or discovered during employment with the Company.

           Employee acknowledges that the only discoveries, improvements, and other inventions made prior to the date hereof which have not been filed in the United States Patent Office are attached as Exhibit A.

9.         NO CURRENT CONFLICT

           Employee hereby assures the Company that he is not currently restricted by any existing employment or non-compete agreement that would conflict with the terms of this Agreement.

10.        TERMINATION AND TERMINATION BENEFITS

           Employment is "at will" which means that either the Company or Employee may terminate at any time, with or without cause or good reason.

           a) The Company may terminate other than for "cause" at any time upon 30 days written notice to Employee. In such case, the Company will pay severance to Employee equal to one year's annual salary and applicable prorated bonus, payable in one lump sum in accordance with the Company's policy.

                      In addition, the Executive will continue to receive (subject to payment of any applicable premium co-pay) standard health, dental, disability, life and accident


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                      insurance benefits for the one year period following the
                      termination of employment.

           b) Notwithstanding any contrary provision contained in this Employment Agreement, in the event that either (a) there is a "Change of Control" (as hereafter defined) and neither the Company nor the Buyer offers the Executive a position with comparable responsibilities, authority, location or compensation, or (b) after the date of the Change in Control but before the first anniversary thereof, the Executive's responsibilities, authority, location, or compensation are not acceptable to the Executive the Executive may elect to resign and receive severance equal to one year's annual salary and applicable prorated bonus, hereunder, payable in one lump sum in accordance with the Company's policy.

                      In addition, the Executive will continue to receive (subject to payment of any applicable premium co-pay) standard health, dental, disability, life and accident insurance benefits for the one year period following the termination of employment.

                      The Executive must provide written notice of such election not less than sixty days following the date of the Change of Control or, if the Executive's new position is changed within the time period and in the manner described above, within thirty days following such event.

                      The term "Change of Control", as utilized herein, refers to:

                           (i) A change of control of a nature that would be required to be reported in the Company's proxy statement under the Securities Exchange Act of 1934, as amended;

                           (ii) The approval by the Board of Directors of a sale, not in the ordinary course of business, of all or substantially all of the Company's assets and business to an unrelated third party and the consummation of such transaction; or

                           (iii) The approval by the Board of Directors of any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clause (i) or (ii) above, and the consummation of such transaction.

                      Except as expressly modified and amended hereby, the Employment Agreement and its terms and provisions are hereby ratified, confirmed and approved in all respects.

           c) The Company may terminate employment for cause at any time upon 30 days written notice setting forth the nature of such cause. The following, as determined by the Company in its reasonable judgment, shall constitute "cause" for termination:

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                      (1)        Employee's gross failure to perform duties and
                                 responsibilities as outlined in the job
                                 description dated October 1996 or as amended thereafter.
                      (2) Any employee gross misconduct which is directly and severely injurious to the business of the Company.
                      (3) Violation of any federal, state, or local law applicable to the business of the Company.
                      (4)        Any material breach of this agreement.

           d) Employee may terminate employment at any time, with or without good reason, upon 90 days written notice to the Company.

           e) If Employee resigns or employment is terminated by the Company for cause, the Company shall have no further obligation to Employee other than for annual salary, benefits, and applicable prorated bonus earned through the date of termination.

           f) References herein to a "prorated bonus" refer to the annual bonus in which the Executive then participates, prorated for the portion of the year in which his employment continues hereunder and based upon Company performance during such portion of the year.

11.        MISCELLANEOUS

           a) This Agreement and any disputes arising herefrom shall be governed by Pennsylavnia law.

           b) In the event that any provision of this Agreement is held to be invalid or unenforceable for any reason, including without limitation the geographic or business scope or duration thereof, this Agreement shall be construed as if such provision had been more narrowly drawn so as not to be invalid or unenforceable.

           c) This Agreement supersedes all prior agreements, arrangements, and understandings, written or oral, relating to the subject matter.

           d) The failure of either party at any time or times to require performance of any provision hereof shall in no way affect the right at a later time to enforce the same.


For Employee:                                For the Company:


___________________________________          ___________________________________

Date: _____________________________          Date: _____________________________



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